UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

RELAY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39385	47-3923475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Relay Therapeutics, Inc.

399 Binney Street, 2nd Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices, including zip code)

(617) 370-8837

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RLAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement.

On April 15, 2021, Relay Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Elixir Merger Sub I, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“First Merger Sub”), Elixir Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of the Company (“Second Merger Sub” and together with First Merger Sub, the “Merger Subs”), ZebiAI Therapeutics, Inc., a Delaware corporation (“ZebiAI”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the ZebiAI Holders (as defined below). Subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, First Merger Sub will merge with and into ZebiAI, with ZebiAI surviving as a wholly-owned direct subsidiary of the Company (the “Surviving Corporation”) (the “First Merger”). Promptly following, and as part of the same overall transaction as, the First Merger, the Surviving Corporation will merge with and into Second Merger Sub, with Second Merger Sub surviving as a wholly-owned direct subsidiary of the Company (the “Second Merger”, and together with the First Merger, the “Merger”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Company will pay ZebiAI’s former stockholders, optionholders and warrant holders (the “ZebiAI Holders”) upfront consideration in an aggregate amount of approximately $85.0 million, excluding customary purchase price adjustments, composed of approximately $20.0 million payable in cash and approximately $65.0 million payable in shares of the Company’s common stock, par value $0.001 (“Common Stock”), based upon the volume-weighted average price of Common Stock over the five trading day period ending on two trading days prior to the closing date of the Merger (the “Upfront Stock Consideration”). In addition, (i) the ZebiAI Holders will be eligible to receive up to an additional $85.0 million in milestone payments upon the achievement of certain platform or program-related milestones, payable in Common Stock valued using the volume-weighted average price of Common Stock over the five trading day period ending on the last trading day prior to the date on which the applicable milestone is achieved (the “Milestone Stock Consideration”) and (ii) the Company will pay to the ZebiAI Holders 10% of the payments received by the Company within three years of the closing date of the Merger from partnering, collaboration or other agreements related to ZebiAI’s platform up to an aggregate maximum amount of $100.0 million, payable in cash.

The Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of the Upfront Stock Consideration and the Milestone Stock Consideration, when issuable. While one-third of the Upfront Stock Consideration will not be subject to any lock-up restrictions, one-third will be subject to a lock-up restricted period of 90 days from the date of issuance and the remaining one-third will be subject to a lock-up restricted period of 180 days from the date of issuance.

The Company’s board of directors (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders and (ii) approved, declared advisable and adopted the Merger Agreement. Concurrently with the execution of the Merger Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, holders of ZebiAI capital stock with the requisite voting power to approve the Merger Agreement and the Merger executed and delivered to the Company an irrevocable written consent approving the Merger which consent became effective immediately following the execution of the Merger Agreement.

The completion of the Merger is subject to customary conditions, including, among others, (i) the absence of any order or law that has the effect of enjoining or otherwise prohibiting the completion of the Merger and (ii) each party’s representations and warranties being true and correct in all material respects as of the closing.

The Merger Agreement includes customary representations, warranties and covenants of ZebiAI, the Company and the Merger Subs, including covenants to use their respective reasonable best efforts to consummate the transactions contemplated by the Merger Agreement. Between the date of execution of the Merger Agreement and the closing date, ZebiAI has agreed to conduct its business in the ordinary course of business and in a manner consistent with past practice and to comply with certain operating covenants.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, ZebiAI or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in the Company’s periodic reports filed with the SEC, and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, ZebiAI or any of their respective subsidiaries or affiliates.

Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 7.01 below is hereby incorporated by reference into this Item 2.02.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Upfront Stock Consideration and Milestone Stock Consideration set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Company will issue the Upfront Stock Consideration and Milestone Stock Consideration, when issuable, pursuant to the Merger Agreement in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Rule 506 of Regulation D promulgated under the Securities Act or Section 4(a)(2) of the Securities Act in that (a) the shares will be issued to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) of Regulation D will be met; and (c) the offer and sale of the shares will not be accomplished by means of any general advertising or general solicitation. The offer and sale of the Upfront Stock Consideration and Milestone Stock Consideration have not been and will not be registered under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2021, the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will host a conference call in connection with this press release on April 16, 2021. The Company has made available a slide presentation to accompany the call, a copy of which is being furnished as Exhibit 99.2 to this Form 8-K.

The information in Items 2.02 and 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, including without limitation, implied and express statements regarding the completion of the pending Merger, including satisfaction or waiver of the additional closing conditions and the anticipated closing date; the expected strategic benefits of the Merger; the achievement of certain platform and program-related milestones or entry into partnering or collaboration agreements related to ZebiAI’s platform; and the Company’s plans to file a registration statement to register the resale of the Upfront Stock Consideration and the Milestone Stock Consideration, when issuable, pursuant to the Merger Agreement. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Each forward-looking statement in this Current Report on Form 8-K is based on management’s current expectations and beliefs and is subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by such forward-looking statement, including, without limitation, risks associated with: the Company’s and ZebiAI’s ability to satisfy the conditions to the closing of the Merger on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the Company and ZebiAI to terminate the Merger Agreement; the Company’s inability to file a registration statement to register the resale of the Upfront Stock Consideration and the Milestone Stock Consideration, when issuable; and those other risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as any subsequent filings the Company makes with the SEC. In addition, any forward-looking statement represents the Company’s views only as of the date such statement is made and should not be relied upon as representing its views as of any subsequent date. Except as required by applicable law, the Company explicitly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future developments or otherwise. No representations or warranties, expressed or implied, are made about the accuracy of any such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of April 15, 2021, by and among Relay Therapeutics, Inc., Elixir Merger Sub I, Inc., Elixir Merger Sub II, LLC, ZebiAI Therapeutics, Inc. and Shareholder Representative Services LLC.

99.1	Press release issued by Relay Therapeutics, Inc. on April 16, 2021, furnished herewith.

99.2	Slide presentation dated April 2021, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date: April 16, 2021	By:	/s/ Brian Adams
	Name:	Brian Adams, J.D.
	Title:	General Counsel